SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 14, 2003

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 354-0300

Item 5.	Other Events.

In July 2003, the Nasdaq Stock Market had notified Cardima that Cardima had until January 12, 2004 to comply with the $1.00 minimum bid price requirement of Nasdaq Marketplace Rule 4310(c)(4) for at least 10 consecutive trading days. On October 14, 2003, Cardima was notified by Nasdaq that Cardima had regained compliance with Nasdaq Marketplace Rule 4310(c)(4), because the closing bid price of its common stock had been at $1.00 per share or greater for at least 10 consecutive trading days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2003

CARDIMA, INC.

By:	/s/ Barry D. Michaels

Barry D. Michaels Interim Chief Financial Officer and Secretary